UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 24, 2008

WESTERN STANDARD ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-51736
(Commission File Number)

20-5854735
(IRS Employer Identification No.)

2 Sheraton Street, London, UK W1K 3AJ
(Address of principal executive offices and Zip Code)

44 207 479 4800
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 24, 2008 we entered into a memorandum of intent with F Cross Resources LLC to acquire a 50% share of its interest in approximately 60,000 acres of non-producing mineral leases in Valley County, Montana.

Under the terms of the memorandum of intent, we will pay the completion and testing costs for State Well 7-16. Upon payment of the completion costs F Cross Resources LLC will assign 50% of its interest in the leases to Western Standard Energy Corp.

The memorandum of intent is subject to the terms of F Cross Resource, LLC’s Farmout Agreement with Coastal Petroleum Company.

For further information, please see our attached news release dated January 29, 2008.

Copies of the news release, Memorandum of Understanding and the Farmout Agreement relating to the above transaction are attached hereto as exhibits to this current report on Form 8-K. The foregoing summary of the agreement is qualified in its entirety by reference to such exhibit, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

10.1	Memorandum of Understanding dated January 24, 2008 between Western Standard Energy Corp. and F Cross Resources, LLC

99.1	News release dated January 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN STANDARD ENERGY CORP.

By: /s/ Dan Bauer

Dan Bauer
President and Director

January 31, 2008